                                                                   Exhibit 10.15

*CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC
 INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                       MEMORY COMPILER LICENSING AGREEMENT

        This agreement ("Agreement") is entered into and effective as of ______________ ("Effective Date") by and between Virage Logic Corporation ("Virage Logic"), a company duly incorporated under the laws of California, USA, having its principal place of business at 46501 Landing Parkway, Fremont, CA 94538 USA, and United Microelectronics Corporation, an ROC corporation having its principal place of business at 13 Innovation Road I, Science Based Industrial Park, Hsin-Chu City, Taiwan, on behalf of and for the benefit of itself, UMC Group (USA), UMC Group (Europe) BV and the UMC Group Fabs (collectively "UMC"). For purposes of this Agreement, the UMC Group fabs are (i) Nippon Foundry Inc., and (ii) any integrated circuit fabrication facilities ("Fabs") as to which United Microelectronics Corporation owns or controls, directly or indirectly, in excess of 30% of the voting shares, but only during such times as such ownership or control exists.

                                   BACKGROUND

        Virage Logic has the expertise in developing capability in designing sub-micron memory bit cells, memory compilers, and other silicon intellectual property; and

        UMC desires to have Virage Logic license to mutual customers an existing and/or future development of sub-micron memory bit cells and memory compilers based on UMC's 0.18um and 0.15um technologies;

        Now, therefore, the parties hereto agree as follows:

I.      DEFINITIONS

1.1 "Net Sales Revenue" shall mean net sales revenues on sales of Royalty-Bearing Products by UMC as determined in accordance with UMC Group normal and customary business records under Taiwan Generally Accepted Accounting Practices.

1.2 "Royalty-Bearing Products" shall mean production wafers manufactured by UMC and sold to UMC Customers that contain die that include Licensed Libraries. Royalty-Bearing Products shall not include test chips, samples and other similar products.

1.3     "Licensed Products" shall mean the Memory Compiler which consists of:
        (i) object code versions of a set of executable software programs, (ii) libraries containing design elements of memory cell arrays and control logic, and (iii) all related documentation, used for generating memory configurations as supplied to UMC by Virage Logic.

1.4 "Licensed Libraries" shall mean the libraries set forth in Exhibit A which contain the Licensed Products and UMC Cells and shall be licensed by Virage Logic to UMC's customers only.

1.5 "The UMC/Virage Logic Library Program" shall mean the design, maintenance, sales, distribution and support by Virage Logic of certain Memory Compilers.

1.6 "UMC Cells" shall mean certain library cells that are provided by UMC as listed in Exhibit D.

II.     DEVELOPMENT AND DELIVERY OF THE LIBRARY

2.1 Development. Virage Logic agrees to use good faith and reasonable efforts to develop for UMC the Licensed Libraries according to specifications as provided in Exhibit B ("Specifications") of this document. Virage Logic agrees to use good faith and reasonable efforts to provide to UMC the set of deliverables outlined in Exhibit A and Exhibit B Specifications ("Deliverables"). The

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

        scope of this Agreement shall include 0.18um and 0.15um technologies, which may be extended to other technologies, by mutual agreement in writing.

2.2 Schedule. Virage Logic agrees to use good faith and reasonable efforts to provide the set of Deliverables according to the schedule and milestones as provided in the Exhibit C ("Schedule"). For every milestone set forth Exhibit C, Virage Logic commits to allocate resources to meet the Schedule.

2.3 UMC Deliverables. UMC agrees to use good faith and reasonable efforts to provide early access to the technical information, including Design Rules and SPICE models to Virage Logic for the purpose of developing the Licensed Libraries. UMC will also provide when available, the DRC command file for the given process, if appropriate, to Virage Logic for verification of the design rule interpretation. Virage Logic understands that there may be potential changes to the information provided, and UMC agrees to use good faith and reasonable efforts to keep Virage Logic continuously updated on the most current version of information. Any changes to the information provided to Virage Logic by UMC may result in changes to the Schedule set forth in Exhibit C. Exhibit C shall be updated as necessary to reflect these changes to the schedule with no penalty imposed upon Virage Logic.

2.4 Licensed Libraries. The Licensed Libraries will be an integration of (but not limited to) UMC specific memory compilers using the single-port UMC-supplied bit cells (only after Virage Logic has reviewed the UMC bit cell and finds it technically superior to the Virage Logic bit cells from an electrical, layout and manufacturability standpoint), and UMC specific memory compilers for dual-port and ROM compilers, which contain bit cells developed by Virage Logic. Licensed Libraries shall also pass UMC's design rule check (DRC) procedure. UMC shall consider Virage Logic's suggestions with respect to design rule modifications and interpretations.

2.5 Quality Assurance. Virage Logic shall use the quality assurance ("QA") procedure set forth in Exhibit I to instantiate compiled memory on test wafers produced by UMC, to ascertain that Virage Logic's deliverables meet the Specification prior to the availability of the Licensed Libraries. Virage Logic shall provide a tapeout of the test chip to UMC and will verify the test chip. Virage Logic agrees to perform the QA procedure on the library deliverables and promptly provide the results to UMC for its review. UMC will review the library deliverables, then provide authorization for customer release. In the event the deliverables provided by Virage Logic are not acceptable, the parties will use the process set forth in Exhibit I to resolve any issues. After customer release by UMC, both parties agree to make the QA procedure and results thereof available to either party's potential customers promptly upon request.

2.6 Silicon Characterization. Parties shall mutually agree on a Silicon Characterization program for the memory instances and compilers generated by Virage Logic for UMC's customers. The intent of such a program is to prove the viability of Virage Logic's products on the 0.18um and 0.15um UMC processes and provide a vehicle to supply such Silicon information to UMC's and Virage Logic's joint customers for the purpose of ensuring Virage Logic's product functionality and for required data to assist in the chip design.

2.7 Schedule Changes. The Schedule set forth in Exhibit C shall be revised to reflect any delays resulting from changes to the specification implemented by either party and agreed to by both parties.

2.8 Test Chips. UMC agrees to allow Virage Logic to use UMC's silicon shuttle program for the manufacture of 50 test chips per run, up to two such shuttle runs at no charge to Virage Logic. Any additional test chips or additional runs required shall be at an additional charge. Virage Logic agrees to promptly provide UMC with a test characterization report based on such test chips.


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

III.    MODIFICATION AND REVISION

3.1 UMC Changes. In the event that UMC makes changes, including but not limited to design rules and/or process parameters which UMC at its discretion deem significant, Virage Logic shall, at its sole discretion, revise the Library at its own expense and at no charge to UMC. The adjusted Virage Logic deliverables will be provided to UMC's customers after QA verification, upon a mutually agreed upon schedule.

3.2 Customer Driven Changes. In the event of design tool revisions and changes which are deemed significant by customer demand and/or technical review, Virage Logic shall use reasonable efforts to revise the design kits in the library at its own expense. The adjusted Virage Logic deliverables will be provided to UMC's customers after QA verification, upon a schedule mutually agreed upon by UMC and Virage Logic.

3.3 UMC Cells. Virage Logic shall have no right to modify, alter or improve any cell in UMC Cells and UMC shall remain the sole owner to all rights to such UMC Cells. UMC grants Virage Logic the non-exclusive, non-transferable, worldwide, royalty-free right and license to reproduce, and distribute UMC Cells, under the terms set form in Section 5.1, for the arm of this agreement, solely for the purpose of evaluation and for the design, place-and-route and tape-out of integrated circuits to be manufactured at UMC owned or controlled manufacturing facilities. Such distribution of UMC Cells by Virage Logic shall be consistent with the manner in which Virage Logic distributes the Licensed Libraries under UMC/Virage Logic Library Program. UMC will use good faith and reasonable efforts to correct any bug as necessary to have Virage Logic meet its Support Agreement(s). If such any bug cannot be corrected using such efforts, UMC may terminate this Agreement.

IV.     OWNERSHIP AND LICENSE

4.1 Virage. As between the parties, Virage Logic exclusively shall have all property rights, including but not limited to, patent rights, copyrights, trade secret rights, mask work rights and other rights, throughout the world in any inventions, intellectual property, trademarks, works-of-authorship, mask works, ideas or information made or conceived or reduced to practice by Virage Logic or by Virage Logic jointly with mid parties in the course of development of memory bit cells, memory compilers, or other Deliverables under this Agreement.

4.2 UMC. As between the parties, UMC exclusively shall have all right, title and interest including all patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world (collectively "Intellectual Property Rights") in any inventions, works-of-authorship, processes, mask works, ideas or information made or conceived or reduced to practice by UMC or by UMC jointly with third parties in the course of development of those specifically identified library cells as listed in Exhibit D, including but not limited to the UMC single port memory bit cells under this Agreement. Exhibit D shall be modified from time to time upon mutual agreement between the Parties.

4.3 Joint Development. The parties shall jointly own any inventions, intellectual property, trademarks, works-of-authorship, mask works, ideas or information made or conceived or reduced to practice by Virage Logic jointly with UMC during the course of this Agreement. Each party shall have the right to use, exploit, and license such joint inventions for any purpose without a duty to account to, or obtain the consent of, the other party, and the parties shall cooperate with respect to the prosecution, protection, and enforcement of the joint inventions.

V.      CONSIDERATION

5.1     Royalties.


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        5.1.1       UMC shall pay to Virage Logic a royalty on Net Sales Revenue of Royalty Bearing Products as follows (as reduced by Section 5.1.2 below) :

                           --------------------- ----------------------
                             Total Cumulative    Maximum Royalty Rate
                             Royalty Paid to
                               Virage Logic
                           --------------------- ----------------------
                                    ***                   **%
                           --------------------- ----------------------
                                    ***                   **%
                           --------------------- ----------------------
                                    ***                   **%
                           --------------------- ----------------------

        5.1.2       Allocation.

               5.1.2.1 By Library Class. Except as set forth herein, **** of the above Maximum Royalty Rate shall be due for each library class integrated into Royalty-Bearing Products that utilize a Licensed Library. The library classes are standard cells (SCL), input/output cells (I/O) and memory.(1)

               5.1.2.2 Within a Library Class. In the event a Royalty-Bearing Product contains both a Licensed Library and library components licensed from a third party for which MAC is contractually obligated to pay royalties in the same library class, the royalty due for Licensed Libraries under the affected library class(es) shall be reduced to **** the applicable Maximum Royalty Rate.(2)

5.2 Royalty Obligation. UMC shall be obligated to pay royalties as stated herein to Virage Logic for any UMC customer design that is: (a) properly designated at time of production release to UMC by UMC's customer as containing Licensed Libraries that have been so licensed under UMC's Library Program, and (b) where such designs are manufactured by UMC. In the event that a customer designates to UMC that multiple library vendors contributed to the design, the royalties payable under this Agreement shall be in accordance with Section 5.1.2.

5.3 Identification of Licensed Libraries. UMC agrees to use its standard procedures for identifying designs that contain Licensed Libraries, including without limitation, requiring customers to identify all third party IP included in customer designs manufactured at UMC fabs. In order to facilitate this effort, Virage Logic agrees to participate in UMC's IP watermarking program. Under this program UMC will read tapeouts to identify watermarked IP contained on such tapeout and provide Virage Logic with a report of all customer designs that include Virage Logic IP. Notwithstanding the above, if any of UMC's customers notifies UMC of errors or omissions discovered, UMC shall pay Virage Logic the owed applicable royalties as stated under the terms of this Agreement or Virage Logic shall refund any overpayment of royalties, as applicable.

5.4 Royalty Reports. In order to facilitate payment of royalties pursuant to this Agreement, UMC will report to Virage Logic in writing the total Net Sales Revenues on Royalty-Bearing Products within thirty days of the end of each quarter in which royalties have accrued, and, for those quarters in which royalties have accrued, will pay the applicable royalties to Virage Logic within forty-five (45) days of receipt of an applicable invoice from Virage Logic.


--------

(1) By way of example, if Licensed Libraries are integrated into a Royalty-Bearing Product while the total applicable Royalty Rate is **%, only ** percent royalty shall be due on such products (**% for memory libraries).

(2) By way of example, if memory libraries are integrated into a Royalty-Bearing Product while the total applicable Royalty Rate is **%, but a third party memory library is also integrated into such Royalty-Bearing Product, only **% royalty shall be due to Virage on such products.


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

5.5 Taxes. The royalties set forth in this Article 5 include all applicable taxes, if any. If any taxes (including without limitation, sales taxes, value added taxes or withholding taxes) are imposed on the payment of NREs, royalties or other fees by UMC to Virage Logic hereunder, UMC may either deduct such taxes from payments made to Virage Logic, have Virage Logic directly pay such taxes, or have Virage Logic reimburse UMC for taxes paid by UMC The parties agree to commercially reasonable efforts to cooperate to reduce the tax burden on each party.

5.6 Third Party Licenses. The royalties set forth in this Article 5 include all third party licenses necessary for UMC and UMC customers to enjoy the rights granted hereunder. Virage Logic win be solely responsible for any third party fees and royalties due.

VI.     DISTRIBUTION OF THE LIBRARY

6.1 Distribution of Licensed Libraries. During the terms of this Agreement, upon acceptance of the Licensed Libraries by UMC pursuant to Section 2.5 above, Virage Logic shall have non-exclusive and non-transferable rights to reproduce and distribute, free of charge, the Licensed Libraries to third party entities ("Licensed Library Recipients") without any payment of royalties or other fees to UMC. Virage Logic agrees that UMC bit cells may only be shipped with memory compilers developed specifically for the UMC bit cell and shall not be distributed by themselves.

6.2 End-User Agreements. Virage Logic agrees to sign "License Agreements" with the Licensed Library Recipients for their use of the Licensed Libraries. Virage Logic understands and agrees to inform Licensed Library Recipients that the relationship between UMC and the Licensed Library Recipients will be purely for foundry services provided by UMC and the Licensed Library Recipients must enter into a separate agreement with UMC to obtain foundry services from UMC.

6.3 Restrictions. Virage Logic shall have no right to use, and hereby agrees that it will not use, any information provided by UMC hereunder to assist third parties in migrating from UMC processes to non-UMC processes. Virage Logic further agrees that it will not provide any UMC information to third parties unless such party has entered into a non-disclosure agreement with UMC specifically authorizing such disclosure.

6.4 Master License Agreement. Virage Logic's standard Master License Agreement is attached as Exhibit H for information only and shall serve as a basis for the License Agreements Virage Logic will enter into with customers under the UMC/Virage Logic Library Program. Virage Logic shall have the right to make changes from time to time to the License Agreements so long as any such changes do not: (1) violate the terms of this Agreement, (2) materially alter the basic license restriction that the Licensed Library Recipients may use the Licensed Libraries only for evaluation and for the design, place-and-route and tape-out of integrated circuits to be manufactured solely at UMC or its designated manufacturing facilities, or (3) alter the terms set forth in delete Virage Logic's indemnification and limitation of liability sections of the Master License Agreement. Virage Logic agrees that it will offer its standard Master License Agreement with its standard pricing (or more favorable pricing) to all UMC Customers.

6.5 Changes to MLA. The parties agree that Virage Logic may make changes to the Master License Agreement on a case-by-case basis for particular Licensed Library Recipients that are not permitted under Section 6.4; provided that, UMC's consent has been obtained in writing (email with appropriate acknowledgment and facsimile will be acceptable forms of writing for such consents). Provided that Virage Logic may change those sections described in Section 6.4(3) as negotiated with a customer as long as the sections described in Section 6.4(3) are initially offered to such customer as set forth in the attached Master License Agreement.

6.6 Customer Support. Virage Logic shall be responsible for providing Licensed Library Recipients support for the Licensed Libraries distributed by Virage Logic. Virage Logic shall be free to set all terms and conditions for support, maintenance, engineering and customization services

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        provided by Virage Logic to any Licensed Library Recipients; provided that UMC customers in the aggregate will be provided the same level of support at the same percentage of list price for support as customers of other foundries unless UMC customers require abnormal amounts of support.

6.7 Distribution by UMC. UMC shall have the right to use and distribute the Licensed Libraries for UMC or its designated subcontractors' internal designs, including ASICs; provided that, UMC shall execute a Virage Logic License Agreement as described in Exhibit H of this Agreement. If required, support for UMC's internal ASIC use of the Licensed Libraries can be purchased at Virage Logic's standard fees.

6.8 Licenses Requested by UMC. Upon written request by UMC, Virage Logic will, on reasonable terms and conditions, license and distribute the Licensed Libraries to (a) other third party design service providers creating designs that will be manufactured solely at UMC or UMC designated facilities; (b) distribute as necessary to library developers; or (c), distribute to fulfill UMC's current contractual obligations and to facilitate future contractual obligations. The terms of these aforementioned licenses will be mutually agreeable to UMC. Virage Logic, and the third party on a case by case basis. Virage Logic may decline to license the following competitors of Virage Logic:
        Avant!, Dolphin, Virtual Silicon Technology, Duet, Silicon Access, and Leda. Virage Logic may unilaterally modify the above list of competitors at any time (upon written notice to UMC to include any additional competitors that sell, transfer, and/or license compilers and instances (designs of discrete integrated circuit memory cell arrays and corresponding control logic) that compete with Virage Logic products and Virage Logic shall, if requested by UMC, remove from the list any entities that no longer compete with Virage Logic.

6.9 Promotion of Licensed Libraries. Both Virage Logic and UMC shall promote the Licensed Libraries to customers of both parties ("Customers") using Virage Logic as the distributor. All licensees of Licensed Libraries will be granted a license for unlimited and/or limited use of the Licensed Libraries and Deliverables solely for tapeout to UMC.

6.10 Reports. Virage Logic shall provide UMC a monthly update of all Licensed Library Recipients who receive front-end Views and/or Back-End Views. Virage Logic shall not directly or knowingly indirectly make available the Licensed Libraries to any company on the list provided in Exhibit E without first obtaining UMC's consent in writing (email and facsimile will be acceptable forms of writing for such consents).

6.11 Quarterly Meetings. Both parties will jointly hold quarterly meetings to review performance as a participant in the UMC/Virage Logic Library Program beginning from the Effective Date. The parties will assign liaison representatives at both corporate and regional levels. The liaison representatives are as follows:

        UMC                         VIRAGE LOGIC
        Name:                       Name: Rusty Ingram or designee
        Title:                      Title: Director, Business Development
        Phone #:                    Phone #: (510) 360-8035
        E-mail address:             E-mail address: rusty@viragelogic.com


VII.    TERM AND TERMINATION

7.1 Term. This agreement shall have an initial term of five (5) years from the Effective Date, and shall automatically be renewed for successive one (1) year terms, unless either party give the other party notice of its intent to terminate the Agreement at least ninety (90) days prior to the end of the then current term.

7.2 Termination. This Agreement may be terminated early by either party if the other party (1) breaches any material provision of this Agreement and does not cure or remedy such breach within thirty (30) days after receipt of the written notice of breach from the other party; or (2) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing. Termination of this Agreement shall be effective thirty (30) days after issuance of a written notice of termination to the other party by the non-defaulting party.

7.3 Effect of Termination. Termination of this Agreement for any reason shall not affect the obligations accruing prior to the effective date of termination, including but not limited to payment of all royalties due Virage Logic based on sales of the Compiler prior to termination. The rights and obligations under Sections 4, 5, 7.6 (if a Release Condition has occurred), 8, 9, 10, 11, and 12, shall survive the termination or expiration of this Agreement.

7.4 Return of Confidential Information. Upon the effective date of termination, each receiving party shall cease to use and shall either destroy or return to the disclosing party all of the disclosing party's Confidential Information in possession or under the receiving party's control during the term of this Agreement. Any related documentation and copies thereof, in whole or in part, in all forms of media, together with the receiving party's written certification by a duly authorized officer that the receiving party's Confidential Information, and all related documentation and all copies thereof, in whole or in part, are no longer in use and have been returned to the disclosing party or destroyed; provided that UMC may retain Virage Logic Confidential Information in the event it receives source code under Section 7.6, and such Confidential Information is necessary or useful for exercising UMC's rights grants under Section 7.6 below.

7.5 No Waiver. Termination of this Agreement under this Section shall be in addition to, and not a waiver of, any remedy at law or in equity available to either party arising from the other party's breach of this Agreement.

7.6 Source Code Escrow. Virage Logic agrees to put into escrow a copy of the Licensed Libraries, excluding the GUI software, in human readable format ("Source Code"), in detail that is in accordance with the industry standard for such Source Code. Prior to Virage Logic putting the Source Code into escrow, the parties shall execute a source code escrow agreement that contains the provisions below:

        7.6.1 Escrow Account. Within sixty (60) days of the signing of a source code escrow agreement between UMC Virage Logic and Data Securities International ("Escrow Agent"), Virage Logic agrees to place in an escrow account in California, a copy of the Source Code. The escrow agreement shall contain, at a minimum, the terms and conditions Set forth in this Section
                    7.6.1 and Section 7.6.2 below. UMC shall bear all fees, expenses and other charges incurred to open and maintain such escrow account. Virage Logic shall update the escrow account as necessary to maintain the most recent copy of Licensed Libraries in the escrow account.

        7.6.2 Release. UMC shall notify Virage Logic and Escrow Agent by certified mail in the event: (i) Virage Logic or its successors is unable or unwilling to provide support, and
                    (ii) UMC reasonably anticipates that the release of the Source Code will be required for UMC to properly support a current existing customer of both UMC and Virage Logic because of a change in Spice Models, Design Rules, UMC Single-Port Memory Bit Cell, Sizing Equation, and/or Layer Mapping for a specific process identified in Exhibit C to this Agreement (the "Release Conditions"). Unless within fifteen (15) days thereafter Virage Logic files with the Escrow Agent its affidavit executed by a responsible executive officer clearly refuting the occurrence of Release Conditions, the Escrow Agent shall upon the sixteenth (16th) day release the Source Code to UMC. In the event Virage Logic files such an affidavit, the parties agree to enter into binding mediation to resolve the dispute. The mediation shall be completed within thirty
                    (30) days of either party's notification requesting a mediation. The mediator shall require pre-hearing exchange of documentary evidence to be relied upon by each of the respective parties in their respective cases in chief and pre-hearing exchange of briefs. The mediator will make her decision in writing; and her decision will be binding upon the Parties. In the event the mediator decides in favor of UMC, the parties shall send a joint notification to the Escrow Agent to immediately release the Source Code to UMC.

        7.6.3 License. Upon the release of the Source Code hereunder, UMC shall have a license to modify, have modified and use the Source Code only in the event that the need for such use and/or modification is necessary to support current existing customer(s) of both Virage and UMC for the processes identified in Exhibit C. UMC's license to use and/or modify Source Code released hereunder is strictly limited to only the Source Code associated with the process(es) for which support is required or anticipated to be required. UMC shall own all right title and interest in any modifications to the Source Code created by or for UMC; subject to Virage Logic's rights in the underlying Source Code. UMC agrees to grant Virage Logic a perpetual, royalty-free, worldwide, non-exclusive, fully-paid license to use such UMC modifications to create modified versions of the Source Code and to reproduce and distribute such modified versions of the Source Code in object code form.

VIII.   WARRANTY

8.1 Limited Warranty. Virage Logic warrants for a period of twelve (12) months from delivery of the Licensed Libraries to UMC that such Licensed Libraries, as delivered, will be free from defects in the media and will substantially conform to the Specifications. In the event of nonconformance of the Licensed Libraries, UMC shall promptly notify Virage Logic and provide Virage Logic with all available information in written or electronic form so that Virage Logic can reproduce the Error. Virage Logic's sole obligation is to undertake good faith and reasonable efforts to correct the Errors reported to Virage Logic in writing or in electronic form during the warranty period. VIRAGE LOGIC'S SOLE LIABILITY AND UMC's EXCLUSIVE REMEDY WITH RESPECT TO BREACH OF THE FOREGOING LIMITED WARRANTY WILL BE LIMITED TO, AT VIRAGE LOGIC'S OPTION, ERROR CORRECTION OR PRODUCT REPLACEMENT, OR IF NEITHER IS IN VIRAGE LOGIC'S OPINION REASONABLY FEASIBLE, TERMINATION OF THE AGREEMENT'S COVERAGE OF THE PRODUCT THAT BREACHES THE FOREGOING LIMITED WARRANTY.

8.2 Disclaimer of Warranty. EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTY AND THE WARRANTIES SET FORTH IN ARTICLE X BELOW, THE LICENSED LIBRARIES, KNOW-HOW, AND DOCUMENTATION ARE LICENSED "AS IS," AND VIRAGE LOGIC MAKES NO OTHER WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE REGARDING THE LICENSED PRODUCT, DESIGN TECHNIQUES OR DOCUMENTATION. VIRAGE LOGIC SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR RISING FROM A COURSE OF DEALING OR USAGE OF TRADE.

IX.     LIMITATION OF LIABILITY

9.1 Direct Damages. VIRAGE LOGIC'S TOTAL LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED $100,000. UMC's TOTAL LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED $100,000; PROVIDED THAT EACH PARTY'S LIABILITY FOR CLAIMS ARISING OUT OF ARTICLE XI BELOW SHALL BE AS FOLLOWS: (I) FOR CLAIMS COVERED BY SECTIONS 11.2(i), 11.2(ii), 11.7(i) or 11.7(ii) EACH PARTY'S TOTAL LIABILITY SHALL NOT BE LIMITED; and (II) FOR CLAIMS COVERED BY SECTIONS 11.2(iii) or 11.7(iii), EACH PARTY'S LIABILITY SHALL BE LIMITED TO THE AMOUNTS PAID BY UMC TO VIRAGE

        PURSUANT TO THIS AGREEMENT AT THE TIME THE CLAIM IS SETTLED OR DAMAGES ARE AWARDED.

9.2     Consequential Damages. EXCEPT FOR DAMAGES ARISING OUT OF A BREACH OF
        ARTICLE X BELOW OR FOR DAMAGES CLAIMED BY A THIRD PARTY THAT ARE COVERED BY ARTICLE XI BELOW, UNDER NO CIRCUMSTANCES, SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE USE OF THE LICENSED PRODUCT, DESIGN TECHNIQUES AND DOCUMENTATION, HOWEVER CAUSED, (WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE); OR OTHERWISE), INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THE LIMITATIONS ON EITHER PARTY'S LIABILITY SET FORTH IN THIS SECTION IX SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY OF THE LIMITED REMEDIES SET FORTH IN SECTIONS 8.1 AND 9.1 ABOVE.

X.      PROPRIETARY INFORMATION

10.1 NDA. The parties have entered into a Non-disclosure agreement (NDA) attached hereto as Exhibit G and the terms of such NDA shall be incorporated into this Agreement by reference.

10.2 Proprietary Information. All Proprietary Information and any copies thereof remain the property of the disclosing party and no license or other rights is granted or implied hereby. The receiving party shall, upon the disclosing party's request, return the original and all copies of tangible Proprietary Information.

10.3 Survival. This Section shall survive the termination or expiration of this Agreement for a period of five (5) years.

XI.     PATENT AND COPYRIGHT INFRINGEMENT

11.1 UMC Warranties. UMC represents, warrants and covenants that: (a) the UMC Cells will not infringe or misappropriate any patent, copyright, tirade secret, trademark, mask work right, or any proprietary right of any third party; (b) entering into and performance of this Agreement does not contravene the terms, provisions or conditions of any instrument or contract by and between UMC and any third party; (c) the UMC Cells shall be original works of UMC or its subcontractors who have granted ownership to UMC, (d) UMC has not previously granted, and neither will grant in the future, any rights in the UMC Cells that are inconsistent with the ownership rights and licenses granted to Virage Logic herein;
        (e) UMC has the rights and abilities to perform its obligations hereunder; (f) all hardware, software and/or firmware delivered by UMC individually or in combination as an integrated system, as the case may be, shall accurately and automatically process any and all date and date-related data including, but not limited to calculating, comparing, and sequencing and that such date-related processing will take into consideration leap year calculations; and (a) the UMC Cells will contain no computer viruses or other contaminants, including but not limited to any code or instructions that may enable unauthorized access to, or damage, modify or disable, programs or data stored on or transmitted by a computer system in a manner not intended by the owner and/or user of such computer system.

11.2 UMC Indemnity. UMC shall, at its own expense, subject to the limitations set forth in Sections 9.1 and 9.2 above, indemnify, hold harmless, and defend or at its option, settle any claim, suit, or proceeding brought by a third party against Virage Logic for infringement of (i) any third party's copyright or misappropriation of any third party trade secret,
        (ii) any patent knowingly infringed by UMC that is issued in the United States, Taiwan, Japan or the European Union, or (iii) any patent issued in the United States, Taiwan, Japan or the European Union that is unknowingly infringed by UMC, by virtue of Virage Logic's authorized use, reproduction, distribution and sublicensing of any of the UMC Cells as provided by UMC pursuant to the terms of this Agreement and shall pay any settlement amounts or damages finally awarded in such claim, suit or proceeding; provided that Virage
        Logic: (a) promptly notifies UMC in writing of such claim, suit or proceeding, (b) gives UMC sole control over the defense and/or settlement of such claim, suit or proceeding; and (c) fully cooperates and provides all available information, assistance and authority to defend or settle the claim, suit or proceeding. UMC shall not be liable for any costs, expenses, damages or fees incurred by Virage Logic in defending such action or claim unless authorized in advance in writing by UMC or UMC has failed to fulfill its obligations under the terms of this clause in a timely manner. This Section 11.2 shall not apply to claims arising out of modifications to the UMC Cells as provided by UMC or arising out of combination of the UMC Cells with other technology.

11.3 UMC Control. Any action to be brought to prevent or enjoin any third party from infringement of any patent, copyright or other proprietary rights of UMC with respect to UMC Cells shall be brought exclusively by MAC or UMC's designee, in UMC's sole discretion and as between UMC and Virage Logic, at UMC's sole cost and expense.

11.4 Potential Infringement. If the UMC cells are, or in UMC's opinion are likely to become, the subject of a claim, suit, or proceeding alleging infringement, UMC will use good faith and reasonable efforts: (a) to procure at no cost to Virage Logic, the right to continue using, reproducing, distributing and sublicensing the UMC cells; (b) to replace or modify the UMC cells, at no cost to Virage Logic, to make them non-infringing, provided that substantially the same function is performed by the replacement of modified UMC cells, or (c) if the right to continue using, reproducing, distributing and sublicensing the UMC cells cannot be reasonably procured for Virage Logic or the UMC Cells cannot be replaced or modified to make them non-infringing, terminate the license of such UMC cells hereunder; provided, that UMC's indemnity obligations shall continue indefinitely as to all use, reproduction, distribution and sublicensing of the UMC cells prior to such termination.

11.5 Sole Obligation. The foregoing states UMC's sole obligations and entire liability with respect to any claim of infringement of the UMC cells of any intellectual property or other rights of any third party.

11.6    Virage Warranties. Virage Logic represents, warrants and covenants that:
        (a) the Licensed Libraries will not infringe or misappropriate any patent, copyright, trade secret, trademark, mask work right, or any proprietary right of any third party; (b) entering into and performance of this Agreement does not contravene the terms, provisions or conditions of any instrument or contact by and between Virage Logic and any third party; (c) the Deliverables shall be an original work of Virage Logic or its subcontractors who have granted ownership to Virage Logic, (d) Virage Logic has not previously granted, and neither will grant in the future, any rights in the Deliverables that are inconsistent with the ownership rights and licenses granted to UMC herein; (e) Virage Logic has the rights and abilities to perform its obligations hereunder; (f) all hardware, software and/or firmware delivered individually or delivered in combination as an integrated system, as the case may be, shall accurately and automatically process any and all date and date-related data including, but not limited to calculating, comparing, and sequencing and that such date-related processing will take into consideration leap year calculations; and (a) the Deliverables will contain no computer viruses or other contaminants, including but not limited to any code or instructions that may enable unauthorized access to, or damage, modify or disable, programs or data stored on or transmitted by a computer system in a manner not intended by the owner and/or user of such computer system.

11.7 Virage Indemnity. Virage Logic shall, at its own expense, , subject to the limitations set forth in Sections 9.1 and 9.2 above, indemnify, hold harmless, and defend or at its option, settle any claim, damages, suits, or proceeding brought by a third party against UMC: (i) for infringement of any third party's copyright or misappropriation of a third party trade secret, (ii) for infringement of a third party patent issued in the United States, Taiwan, Japan or the European Union where such patent was knowingly infringed by Virage Logic; and (iii) for infringement of a third party patent issued in the United States, Taiwan, Japan or the European Union where such patent was unknowingly infringed by Virage Logic, by virtue of UMC's authorized use, reproduction, distribution and sublicensing of any of the Licensed Libraries pursuant to the terms of this Agreement, and shall pay any settlement amounts or damages finally awarded in such claim, suit or proceeding; provided that UMC: (a) promptly notifies Virage Logic in writing of such claim, suit or proceeding, (b) gives Virage Logic sole control over the defense and/or settlement of such claim, suit or proceeding; and (c) reasonably cooperates and provides all available information, assistance and authority to defend or settle the claim, suit or proceeding. Virage Logic shall not be liable for any costs, expenses, damages or fees incurred by UMC in defending such action or claim unless authorized in advance in writing by Virage Logic or Virage Logic has failed to fulfill its obligations under the terms and conditions of this clause in a timely manner. This Section 11.7 shall not apply to claims arising out of modifications to the Licensed Libraries as provided by Virage Logic or arising out of combination of the Licensed Libraries with other technology.

11.8 Virage Control. Any action to be brought to prevent or enjoin any third party from infringement of any patent, copyright or other proprietary right of Virage Logic with respect to the licensed Libraries shall be brought exclusively by Virage Logic or Virage Logic's designee, in Virage Logic's sole discretion and as between Virage Logic and UMC, at Virage Logic's sole cost and expense.

11.9 Potential Infringement. If the Licensed Libraries are, or in Virage Logic's opinion are likely to become, the subject of a claim, suit, or proceeding alleging infringement, Virage Logic will use good faith and reasonable efforts: (a) to procure at no cost to UMC the right to continue using, reproducing, distributing and sublicensing the Licensed Libraries; (b) to replace or modify the Licensed Libraries, at no cost to UMC, to make them non-infringing, provided that substantially the same function is performed by the replacement of modified the Licensed Libraries, or (c) if the right to continue using, reproducing, distributing and sublicensing the Virage Logic Cells cannot be reasonably procured for UMC, or the licensed Libraries cannot be replaced or modified to make them non-infringing, terminate the license of such Virage Logic products hereunder; provided, that Virage Logic's indemnity obligations shall continue indefinitely as to all use, reproduction, distribution and sublicensing of the Licensed Libraries prior to such termination.

11.10 Sole Obligation. The foregoing states Virage Logic's sole obligations and entire liability with respect to any claim of infringement of the Licensed Libraries of any intellectual property or other rights of any third party.

XII.    GENERAL TERMS

12.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of State of California. In the event of any dispute arising out of or in connection with this Agreement which cannot be amicably settled by the parties hereto, the parties agree to submit any such dispute to binding arbitration in accordance with the Rules of American Arbitration Association. All information relating to or disclosed by either party in connection with the arbitration shall be treated by the parties as confidential information and no disclosure of such information shall be made by either party without the prior written consent of the other party.

12.2 Export Controls. Both parties agree and certify that neither party will export the materials nor the direct product thereof outside the United States except as authorized and as permitted by the laws and regulations of the United States; provided that the party providing such information or other items subject to export control restrictions identify such restrictions to the receiving party.

12.3 Assignment. This Agreement may not be assigned by either party without the prior written consent from the other party, including pursuant to a merger or acquisition or operation of law.

12.4 Audit. UMC shall keep full and accurate books and records pertaining to UMC's performance under this Agreement for a period of at least two (2) years after the date a given quarterly payment is made by UMC to Virage Logic. UMC shall permit a mutually appointed 3rd party who has signed a UMC NDA, on behalf of Virage Logic, to examine such books and records, at Virage Logic's sole cost and expense, upon reasonable prior written notice during normal working hours, but not later than two (2) years following the payment in question nor more frequently than once each year, for the sole purpose of verifying the compensation payments and reports and accountings related thereto. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination. In the event such examination shows underreporting and underpayment in excess of seven and one half percent (7.5%) in any twelve (12) month period ending 3 months prior to the date of such examination, then UMC shall pay Virage Logic the reasonable cost of any such examination as well as the unpaid compensation payments.

12.5 Notices. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally, by facsimile, or mailed by first-class, registered or certified mail, postage prepaid to the respective addresses of the parties as set forth in this Agreement. If to Virage Logic, Attention: VP, Finance.

        If to UMC:

                      Attn:

                      Copy to:
                      Law+
                      993 Highlands Circle
                      Los Altos, CA 94024
                      Attn:  Peter Courture, Esq.
                      Fax:   (650) 968-8885

12.6 No Waiver. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

12.7 Independent Contractors. The relationship of Virage Logic and UMC established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent

12.8 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

12.9 Attorneys' Fees. The prevailing party in any action to enforce the Agreement shall be entitled to recover the costs and expenses including, without limitation, reasonable attorneys' fees.

12.10 Injunctive Relief. The parties agree that a material breach of this Agreement adversely affecting both parties' Intellectual Property Rights which would cause irreparable injury to the nonbreaching party for which monetary damages would not be an adequate remedy. Therefore, the parties agree that the non-breaching party shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

12.11 Force Majeure. Except for the obligation to make payments hereunder, nonperformance of either party shall to be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental action, failure of suppliers, earthquake, or any other reason where failure to perform is beyond the reasonable control of the non-performing party.

12.12 Entire Agreement. This Agreement, including all Supplements, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in writing, signed by a duly authorized representative of both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate on their behalf by their duly authorized officers and representatives on the date given above.

UMC GROUP                                   VIRAGE LOGIC CORPORATION


By:                                         By:
   -------------------------------             ---------------------------------

----------------------------------          ------------------------------------
(Print Name)                                (Print Name)

----------------------------------          ------------------------------------
(Title)                                     (Title)

----------------------------------          ------------------------------------
(Date)                                      (Date)

              EXHIBIT A: VIRAGE LOGIC 0.18UM & 0.15UM DELIVERABLES
                            REVISION 0, DATED 3/15/00

The content of this Exhibit shall be modified from time to time as mutually agreed to by both parties:

DEFINITION OF UMC 0.18UM AND 0.15UM DELIVERABLES:

Models and User Documentation ("Front-end Views"):
1.      Verilog Models with SDF Support
2.      VHDL (VITAL) Models with SDF Support
3.      Symbols for composer (RAM support not required)
4.      Symbols for Synopsys (RAM support not required)
5.      Symbols for EDIF 200 (RAM support not required)
6.      PrimeTime Models with SDF Support
7. Synopsys Synthesis Models (.lib file) - including power information for power design, wire-load model (options for customer to choose) constructed by place & route results.
8.      Cadence TLF 3.0 Models
9.      Star-DC timing models
10.     LEF/Abstracts for Silicon Ensemble/Cell3/Aquarius/Apollo
11. Memory compiler abstract for Aquarius & Apollo: manual and automated approach
12.     CLF models for Avant!
13. Derating factors (including pin-to-pin delay time. Timing constraints : setup time, hold time, recovery time, min. pulse width).
               ** Process-derating factor when typical is set to 1
               ** Temp. derating factor when ____ degrees C is set to 1
               ** Voltage derating factor when VDD = ______ V is set to 1
14.     Automatic Data Sheet Generator
15.     Customer Documentation*

- Note that item 1, 2, 7, 8, 10, 11, 14, 15 are the standard deliverables, other items are delivered upon customer request.


Physical Views ("Back-End" Views):
1.      GDSII
2. Place & Route technology file for Silicon Ensemble/Cell3/Aquarius/Apollo ** Provide sample solution in deliverable UMC needs to review and run test case).
3.      SPICE netlist for LVS

-       Note that item 2 will be shipped as per customer request

          EXHIBIT A: VIRAGE LOGIC 0.18UM & 0.15UM DELIVERABLES (con't.)
                            REVISION 0, DATED 3/15/00


CUSTOMER DOCUMENTATION
Documentation Describing Characterization and Verification Methodology

*Note: Customer Documentation includes:

1) Standard Cell Databook (if provided by Virage Logic) (including power route guide)

2)      Users Manual for Custom-Touch Memory Compilers which may include:

               1.     Installation and usage instructions
               2.     Process Optimization for UMC 0.18 process
               3.     Memory architecture
                         Optimizing clock-to-wordline driver performance Optimizing wordline driver-to-sensing performance Optimizing sensing-to-output drive performance Optimizing sense amplifier recovery time
                         Self-timing and duty-cycle independence

               4.     Memory Compiler
                         User options - Global file parameters
                         Performance metrics
                         Design specifications
                         Run-time configuration
                         Model views
                         Functional description
                         Timing diagrams
                         Characterization conditions

               5.     Test Interface
                         BIST
                         Parallel test
                         Scan test
                         Serial test

LICENSED LIBRARIES (AS DEFINED IN THE DATA SHEETS ATTACHED HERETO AS EXHIBIT F) 2 port (1R, 1W) Register File compiler
1 port high density SRAM compiler
Dual port (2RW) high density SRAM compiler


IN WITNESS WHEREOF, the parties have caused this Exhibit revision to be executed on their behalf by their duly authorized officers and representatives on the date given below. This revision hereby supersedes all previous versions of this Exhibit.

UMC GROUP                                   VIRAGE LOGIC CORPORATION



By:                                         By:
    ----------------------------               ---------------------------------

--------------------------------            ------------------------------------
(Print Name)                                (Print Name)

--------------------------------            ------------------------------------
(Date)                                      (Date)

                             EXHIBIT B: SPECIFICATIONS
                             REVISION 0, DATED 3/15/00

The contents of this Exhibit shall be modified from time to time as mutually agreed to by both parties:

        Please see 0.18(mu)m & 0.15(mu)m UMC Memory Compiler Data Sheets
        1)  Dual Port Bit cell
        2)  ROM Bit cell
        3)  Register File single port bit cell
        4)  Virage Logic Bit cell for Single port High Density














        IN WITNESS WHEREOF, the parties have caused this Exhibit revision to be executed on their behalf by their duly authorized officers and representatives on the date given below. This revision hereby supersedes all previous versions of this Exhibit.

UMC GROUP                                   VIRAGE LOGIC CORPORATION



By:                                         By:
    ----------------------------               ---------------------------------

--------------------------------            ------------------------------------
(Print Name)                                (Print Name)

--------------------------------            ------------------------------------
(Date)                                      (Date)

                          EXHIBIT C: DELIVERABLE SCHEDULE
                                REVISION 0, 3/15/00

                 EXHIBIT C1: 0.18UM UMC SPECIFIC MEMORY COMPILERS

UMC SPECIFICATIONS                        VERSION     DATE      DELIVERY     UMC CONTROL #
----------------------------------------- ----------- --------- ------------ --------------------
Spice Models                                                    TBD
----------------------------------------- ----------- --------- ------------ --------------------
Design Rules                                                    TBD
----------------------------------------- ----------- --------- ------------ --------------------
DRC runset                                                      TBD
----------------------------------------- ----------- --------- ------------ --------------------
UMC Single-Port Memory Bit Cell                                 TBD
----------------------------------------- ----------- --------- ------------ --------------------
Sizing Equation                                                 TBD
----------------------------------------- ----------- --------- ------------ --------------------
Layer Mapping                                                   TBD
----------------------------------------- ----------- --------- ------------ --------------------


KEY MILESTONES (EFFECTIVE DATE + RELATIVE TIMES)

--------------------------------------- ------------------------- -------------------------------
            REQ. ACTIVITY                         WHO                     DELIVERY TIME
                                                                   (RELATIVE TO EFFECTIVE DATE)
--------------------------------------- ------------------------- -------------------------------
Tech file 0.18um data including         UMC                       Complete
Dracula or Calibre runset
--------------------------------------- ------------------------- -------------------------------
Tech file calibration & sample set      VIRAGE LOGIC              TBD
--------------------------------------- ------------------------- -------------------------------
Tech file review & sign-off             UMC                       TBD
--------------------------------------- ------------------------- -------------------------------
Create memory compilers:                VIRAGE LOGIC
2 port register file                                              Effective Date of this
                                                                  agreement +4 wks

1 port high density                                               Effective Date of this
                                                                  agreement +12 wks

2 port high density                                               Effective Date of this
                                                                  agreement +18 wks
--------------------------------------- ------------------------- -------------------------------


                 EXHIBIT C2: 0.15UM UMC SPECIFIC MEMORY COMPILERS

UMC SPECIFICATIONS                        VERSION     DATE      DELIVERY     UMC CONTROL #
----------------------------------------- ----------- --------- ------------ --------------------
Spice Models                                                    TBD
----------------------------------------- ----------- --------- ------------ --------------------
Design Rules                                                    TBD
----------------------------------------- ----------- --------- ------------ --------------------
DRC runset                                                      TBD
----------------------------------------- ----------- --------- ------------ --------------------
UMC Single-Port Memory Bit Cell                                 TBD
----------------------------------------- ----------- --------- ------------ --------------------
Sizing Equation                                                 TBD
----------------------------------------- ----------- --------- ------------ --------------------
Layer Mapping                                                   TBD
----------------------------------------- ----------- --------- ------------ --------------------

KEY MILESTONES (EFFECTIVE DATE + RELATIVE TIMES)

-------------------------------------- -------------------------- -------------------------------
            REQ. ACTIVITY                         WHO                     DELIVERY TIME
                                                                   (RELATIVE TO EFFECTIVE DATE)
-------------------------------------- -------------------------- -------------------------------
Tech file 0.15um data including        UMC                        TBD
Dracula or Calibre runset
-------------------------------------- -------------------------- -------------------------------
Tech file calibration & sample set     VIRAGE LOGIC               TBD
-------------------------------------- -------------------------- -------------------------------
Tech file review & sign-off            UMC                        TBD
-------------------------------------- -------------------------- -------------------------------
Create synchronous single-port         VIRAGE LOGIC               TBD
memory compiler using UMC bit cell
for larger memories
-------------------------------------- -------------------------- -------------------------------

                     EXHIBIT C: DELIVERABLE SCHEDULE (con't)
                               REVISION 0, 3/15/00


IN WITNESS WHEREOF, the parties have caused this Exhibit revision to be executed on their behalf by their duly authorized officers and representatives on the date given below. This revision hereby supersedes all previous versions of this Exhibit.

UMC GROUP                                   VIRAGE LOGIC CORPORATION



By:                                         By:
    ----------------------------               ---------------------------------

--------------------------------            ------------------------------------
(Print Name)                                (Print Name)

--------------------------------            ------------------------------------
(Date)                                      (Date)

                              EXHIBIT D: UMC CELLS
                               REVISION 0, 3/15/00

The contents of this Exhibit shall be modified from time to time as mutually agreed to by both parties:

PART NUMBER         DESCRIPTION
-----------         -----------
0.18um              4.0 um2 Single-Port SRAM bit cell (Borderless)
                    5.5 um2 Single-Port SRAM bit cell (Bordered)

0.15um              ___um2 Single-Port SRAM bit cell (Borderless)
                    ___um2 Single-Port SRAM bit cell (Bordered)











IN WITNESS WHEREOF, the parties have caused this Exhibit revision to be executed on their behalf by their duly authorized officers and representatives on the date given below. This revision hereby supersedes all previous versions of this Exhibit.

UMC GROUP                                   VIRAGE LOGIC CORPORATION



By:                                         By:
    ----------------------------               ---------------------------------

--------------------------------            ------------------------------------
(Print Name)                                (Print Name)

--------------------------------            ------------------------------------
(Date)                                      (Date)

                      EXHIBIT E: LIST OF EXCLUDED CUSTOMERS
                               REVISION N/C, DATED

List to be updated as appropriate. Companies on this list shall not receive Licensed Libraries from Virage Logic unless first approved by UMC:














IN WITNESS WHEREOF, the parties have caused this Exhibit revision to be executed on their behalf by their duly authorized officers and representatives on the date given below. This revision hereby supersedes all previous versions of this Exhibit.

UMC GROUP                                   VIRAGE LOGIC CORPORATION



By:                                         By:
    ----------------------------               ---------------------------------

--------------------------------            ------------------------------------
(Print Name)                                (Print Name)

--------------------------------            ------------------------------------
(Date)                                      (Date)

                             EXHIBIT F: DATA SHEETS
                            REVISION 0, DATED 3/15/00

The data sheets provided herein are preliminary and may change during the design of the compilers due to any number of issues. Any change to the datasheet due to the design of the compilers will be brought to the attention of UMC before being released.
















IN WITNESS WHEREOF, the parties have caused this Exhibit revision to be executed on their behalf by their duly authorized officers and representatives on the date given below. This revision hereby supersedes all previous versions of this Exhibit.

UMC GROUP                                   VIRAGE LOGIC CORPORATION



By:                                         By:
    ----------------------------               ---------------------------------

--------------------------------            ------------------------------------
(Print Name)                                (Print Name)

--------------------------------            ------------------------------------
(Date)                                      (Date)

        EXHIBIT G: UMC/VIRAGE LOGIC RECIPROCAL NON-DISCLOSURE AGREEMENT,
                                  DATED 4/23/98

               EXHIBIT H: VIRAGE LOGIC'S MASTER LICENSE AGREEMENT

                            MASTER LICENSE AGREEMENT

This Master License Agreement ("Agreement") is made and entered into _____________ ("Effective Date") by and between Virage Logic ("Virage Logic"), a California corporation, with offices at 46501 Landing Parkway, Fremont, California 94538, and ______________ ("Licensee"), a ___________ corporation, with offices at __________.

This Agreement is a master license agreement that will govern the license of certain Virage Logic software products and other technology. Licensed Materials will be listed in schedule(s) ("Program Schedule(s)"), that may be added hereto from time to time upon mutual execution of such Program Schedule(s).

1.      DEFINITIONS.

1.1 "Compiler" means each Virage Logic development tool listed in a Program Schedule, which tool consists of: (i) object code versions of a set of executable software program(s), (ii) libraries containing design elements of memory cell arrays and control logic, and (iii) all related documentation. Each Compiler includes any and all updates, replacements and enhancements thereto that Virage Logic delivers to the Licensee.

1.2 "Instances" means designs of discrete integrated circuit memory cell arrays and corresponding control logic, which me either generated for Licensee by Virage Logic and described in a Program Schedule, or are generated by Licensee through the use of a Compiler. Instances may be expressed in GDSII, hardware definition languages, or other formats. Each Instance includes all documentation related to the design and any and all updates, replacements and enhancements thereto that Virage Logic delivers to the Licensee.

1.3 "Licensed Material(s)" means, collectively, the Compiler(s) and any Instance(s) generated for Licensee by Virage Logic.

1.4 "Intellectual Property Rights" means patent rights (including patent applications and disclosures), rights of priority, mask work rights, copyrights, moral rights, trade secrets, know-how and any other intellectual property rights recognized in any country or jurisdiction of the world; exclusive of trademarks, trade names, logos, service marks, and other designations of source.

2.     LICENSE GRANTS.

2.1 License Grants. Virage Logic grants to Licensee, subject to the terms and conditions of this Agreement, including but not limited to the conditions of pertinent Program Schedules, a non-exclusive, non-transferable, fee-bearing license to:

        (a)         use each Compiler to create Instances;

        (b) use and reproduce Instances (whether created by Licensee or by Virage Logic on Licensee's behalf) solely to design and develop Licensee's integrated circuits; and

        (c) distribute such Instances solely: (i) in GDSII data format to the semiconductor manufacturer set forth for the relevant Compiler or Instance it the pertinent Program Schedule and solely for the purpose of enabling such manufacturer to manufacture integrated circuits for Licensee, and (ii) as incorporated into physical implementations of Licensee's integrated circuits as reduced to silicon.

2.2     Limitations on Licenses.

        (a) Licensee may use Compilers and Instances only for the applications and processes set farm Or those Compilers and Instances it me pertinent Program Schedule.

        (b) Licensee has no right to transfer, sublicense, or otherwise distribute Licensed Materials except as expressly set forth in this Agreement, and without limiting the generality of the foregoing, information (including, but not limited to GDSII data) that reflects any element of Compilers or Instances may be provided only to the semiconductor manufacturer set forth for the relevant Compilers or Instances in the pertinent Program Schedule and solely for the purpose of enabling such manufacturer to manufacture integrated circuits for Licensee.

        (c) Licensee will not: (i) copy or otherwise reproduce any Licensed Materials, in whole or in part, except as expressly authorized by this Agreement or to make reasonable numbers of back-up copies; or (ii) use the Licensed Materials in any manner to provide services to third parties, including, but not limited to, integrated circuit design services.

        (d) Licensee's rights in the Licensed Materials will be limited to those expressly granted in this Agreement, and Virage Logic reserves all moan and licenses not expressly granted to Licensee in this Agreement.

3.      PROPRIETARY RIGHTS.

3.1     Virage Logic's Ownership.

        (a) The Licensed Materials are and will remain the sole and exclusive property of Virage Logic and its suppliers, if any, whether the Licensed Materials are separate or combined with any other products. Virage Logic's rights under this subsection (a) will include, but not be limited to, all copies of the Licensed Materials, in whole and in part; and all Intellectual Property Rights in the Licensed Materials.

        (b) Licensee will not delete or in any manner alter the Intellectual Property Rights notices of Virage Logic and its suppliers, if any, appearing on the Licensed Materials as delivered to Licensee. As a condition of the license rights granted to Licensee in this Agreement, Licensee will reproduce and display such notices on each copy it makes of any Licensed Material.

        (c) Nothing in this Agreement grants Licensee any rights in or to use any of the Virage Logic's trademarks, tradenames, service marks, and/or service names.

4.      PAYMENT; TAXES.

        Licensee will pay Virage Logic the license fee(s) set forth Attachment. Payments made under this Agreement after their due date will incur interest at a rate equal to 1.5% per month or the highest rate permitted by applicable law, whichever is lower. All license fees and other charges stated herein are exclusive of any sales, use, value-added, or other federal, state or local taxes (excluding taxes based on Virage Logic's net income) and Licensee agrees to pay such taxes.

5.      CONFIDENTIALITY.

5.1 Confidential Information. "Confidential Information" means: (i) the Licensed Materials; and (ii) any business or technical information of Virage Logic or Licensee, that is designated by the discloser as "confidential" or "proprietary" and, if orally disclosed, summarized in writing by the discloser and transmitted to the recipient within thirty (30) days of such disclosure.

5.2 Exclusions. Confidential Information shall not include information that the recipient can document: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the recipient; (ii) is known to the recipient at the time of disclosure without violation of any confidentiality restriction and without any restriction on the receiving party's further use or disclosure; (iii) is independently developed by the recipient;
(iv) was received from a third party rightfully in possession of such information without an obligation of confidentiality; (v) is permitted for release or disclosure to any third party by me written prior consent of the discloser; or (vi) is intentionally furnished to a third party by the discloser without imposing confidentiality restrictions on such third party.

5.3 Use and Disclosure Restrictions. For a term of three (3) years from me last disclosure of Confidential Information, each party will refrain from using the other party's Confidential Information except as permitted herein, and will use the same level of care, but in any event will not use less than reasonable care, to prevent disclosure of the other party's Confidential Information that it uses with its own information of similar sensitivity and importance. However, each party may disclose Confidential Information of me other party: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the disclosing party gives reasonable notice to the other party to contest such order or requirement; and (ii) on a confidential basis to legal or financial advisors. Notwithstanding anything herein, Licensee will not allow any individual who is an employee or agent of a direct competitor of Virage Logic to have access to the Licensed Materials.

5.4 No Reverse Engineering. Licensee acknowledges and agrees that the Licensed Materials contain trade secrets and other proprietary information of Virage Logic. In order to protect those trade secrets and other proprietary information, Licensee agrees that, except as expressly permitted under applicable law, it will not reverse engineer, disassemble, or otherwise attempt to derive the source code form of the Licensed Materials.

6.      WARRANTY.

6.1 Power and Authority. Each party wan-ants to the other that it has sufficient corporate power and authority to enter into this Agreement and to grant to the other all licenses and rights that it grants under this Agreement.

6.2 Performance Warranty. Virage Logic warrants, for a period of ninety (90) days from the date Virage Logic delivers the Licensed Materials to Licensee, that the Licensed Materials will substantially conform to the functional specifications of the Licensed Materials provided to Licensee by Virage Logic. The foregoing warranty does not apply to any element of the Licensed Materials that has been modified, combined with other products or used improperly.

6.3     Sole and Exclusive Remedy. FOR ANY BREACH OF THE WARRANTY CONTAINED IN
SECTION 6.2, LICENSEE'S SOLE AND EXCLUSIVE REMEDY WILL BE THAT VIRAGE LOGIC WILL, AT ITS OPTION, EITHER REPLACE OR CORRECT THE DEFECTIVE PORT-ION OF THE LICENSED MATERIALS WITHIN 30 DAYS OF BEING INFORMED OF THE BREACH OF WARRANTY.

6.4 Disclaimer of Other Warranties. THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, VIRAGE LOGIC DOES NOT WARRANT THAT THE LICENSED MATERIALS WILL MEET LICENSEE'S REQUIREMENTS, THAT THE LICENSED MATERIALS WILL OPERATE IN THE COMBINATIONS THAT LICENSEE MAY SELECT OR USE, THAT THE OPERATION OF THE LICENSED MATERIALS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL ERRORS IN THE LICENSED MATERIALS WILL BE CORRECTED.

7.      INDEMNITIES.

7.1 Licensee. Subject to the terms of Section 7.2, Licensee agrees to indemnify Virage Logic against any third party claims against Virage Logic for loss, damage, liability, or expense (including but not limited to attorneys' fees) arising out of any acts or omissions of Licensee in connection with Licensee's activities under this Agreement.

7.2     Infringement Indemnity.

        (a) Duty to Indemnify and Defend. Virage Logic will indemnify Licensee against, and will defend or settle at Virage Logic's own expense, subject to the limitations set forth in Section 9 of this Agreement, any action or other proceeding brought against Licensee to the extent that it is based on a claim that the use of the Licensed Materials as licensed in this Agreement infringes any copyright or any U.S., Taiwan, European or Japanese patent issued as of the Effective Date, or that the Licensed Materials incorporate any misappropriated trade secrets. Virage Logic will pay costs, damages, and expenses (including reasonable attorneys' fees) finally awarded against Licensee, subject to the limitations set forth in Section 9 of this Agreement, in any such action or proceeding attributable to any such claim. Virage Logic will have no obligation under this Section as to any action, proceeding, or claim unless: (i) Virage Logic is notified of it promptly; (ii) Virage Logic has sole control of its defense and settlement; and (iii) Licensee provides Virage Logic with reasonable assistance in its defense and settlement.

        (b) Injunctions. If Licensee's use of any Licensed Materials under the terms of this Agreement is, or in Virage Logic's opinion is likely to be, enjoined due to the type of infringement or misappropriation specified in subsection (a) above, then Virage Logic may, at its sole option and expense, either: (i) procure for Licensee the right to continue using such Licensed Materials under the terms of this Agreement; (ii) replace or modify such Licensed Materials so that they are noninfringing and substantially equivalent in function to the enjoined Licensed Materials; or (iii) if options (i) and (ii) cannot be accomplished despite the reasonable efforts of Virage Logic, terminate Licensee's rights and Virage Logic's obligations under this Agreement with respect to such Licensed Materials.

        (c) Sole Remedy. THE FOREGOING ARE VIRAGE LOGIC'S SOLE AND EXCLUSIVE OBLIGATIONS, AND LICENSEE'S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS.

        (d)         Exclusions. Virage Logic will have no obligations under this
        Section 7.2 with respect to infringement or misappropriation arising from: (i) modifications to the Licensed Materials by any party other than Virage Logic, (ii) Licensed Material specifications requested by Licensee, (iii) any Instances generated by Licensee except to the extent such infringement or misappropriation existed in the Licensed Materials as provided to Licensee, or (iv) the use of the Licensed Materials in combination with products or technology not provided by Virage Logic.

8.      TERM AND TERMINATION.

8.1 Term. The term, of this Agreement will begin on me Effective Date and will continue, unless terminated earlier in accordance with the provisions of
8.2 below, for the period specified in the Program Schedule(s) solely for the applications and processes for the Licensed materials set forth therein.

8.2     Events of Termination.

        (a) Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

        (b) Virage Logic will have the right to terminate this Agreement if Licensee acquires, consolidates or merges with a direct competitor of Virage Logic. For the purposes of this Agreement, a direct competitor of Virage Logic is any entity engaged in the commercial sale of Compilers and/or Instances as defined in Sections 1.1 and 1.2 of this Agreement respectively.

8.3 Effect of Termination. Upon termination or expiration of this Agreement, Licensee will immediately return to Virage Logic or (at Virage Logic's request) destroy all copies of the Licensed Materials and other Confidential Information in its possession or control, and an officer of Licensee will certify to Virage Logic in writing that Licensee has done so. Provided that Virage Logic did not terminate the Agreement for Licensee's breach or for the event specified in section 8.2(b) above, Licensee will have the right to continue to use Licensed Materials for which Licensee has paid the license fees as of the effective date of the termination, subject to the terms of Section 2.1.

8.4 No Damages for Termination. Neither party mill be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by either party or for any other reason whatsoever based upon or growing out of such termination or expiration.

8.5 Nonexclusive Remedy. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

8.6 Survival. The rights and obligations of the parties contained in Sections 2.2, 3, 4, 5, 7, 8.3, 8.4, 8.5, 9, and 10 will survive the termination or expiration of this Agreement.

9.      LIMITATIONS OF LIABILITY.

9.1     Limitations.

        (a) IN NO EVENT WILL VIRAGE LOGIC BE LIABLE TO LICENSEE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT VIRAGE LOGIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

        (b) VIRAGE LOGIC'S TOTAL LIABILITY TO LICENSEE UNDER THIS AGREEMENT WILL BE LIMITED TO THE PAYMENTS RECEIVED BY VIRAGE LOGIC FROM LICENSEE UNDER THIS AGREEMENT.

9.2 Failure of Essential Purpose. The parties have agreed that the limitations specified in this Section 9 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

10.     GENERAL.

10.1 Compliance with Law. Each party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement. Each party shall comply with all applicable international, national, state, regional and local laws and regulations in connection with its activities under this Agreement. Without limiting the foregoing, Licensee acknowledges that all Licensed Materials, including documentation and other Virage Logic technical data, are subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"), and the regulations promulgated thereunder. Licensee shall not export or re-export (directly or indirectly) any Licensed Materials or other Virage Logic technical data therefor without complying with the Act and the regulations thereunder.

10.2 Publicity. Virage Logic may include Licensee's name in Virage Logic's customer list. Virage Logic may also use Licensee's name in Virage Logic promotional literature and marketing materials, provided that Virage Logic will obtain Licensee's prior approval, such approval not to be unreasonably withheld or delayed.

10.3 Assignment. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Licensee may not assign this Agreement, by operation of law or otherwise, in whole or in part, without Virage Logic's written consent, which consent will not be unreasonably withheld. Any attempt to assign this Agreement without such consent will be null and void.

10.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents. Any suit hereunder will be brought solely in the federal or state courts in the Northern District of California and Licensee hereby submits to the personal jurisdiction thereof.

10.5 Injunctive Relief. Licensee acknowledges that the Licensed Materials contain and embody trade secrets and other intellectual property of Virage Logic, the disclosure or unauthorized use of which would cause substantial harm to Virage Logic that could not be remedied by the payment of damages alone. Accordingly, Virage Logic will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of Licensee's obligations of confidentiality or use of Licensed Materials not in accordance with this Agreement.

10.6 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

10.7 Force Majeure. Except for payments due under this Agreement, neither party will be responsible for any failure to perform due to causes beyond its reasonable control (each a "Force Majeure"), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, fire, floods, earthquakes, accidents, strikes, or fuel crises, provided that such party gives prompt written notice thereof to the other party. The dine for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than sixty (60) days.

10.8 Notices. All notices under this Agreement will be deemed given when delivered personally, sent by confirmed facsimile transmission, or sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the address shown below or as may otherwise be specified by either party to the other in accordance with this Section.

10.9 Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

10.10 Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

10.11 Entire Agreement. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Licensee:                              VIRAGE LOGIC CORPORATION
         -------------------------
By:                                    By:
   -------------------------------        --------------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------------
Address:                               Address:   46501 Landing Parkway
        --------------------------                ------------------------------
                                                  Fremont, California  94538
                                                  ------------------------------
Facsimile:                             Facsimile: 510-360-8099
          ------------------------                ------------------------------

                              PROGRAM SCHEDULE NO.

I.      Licensed Materials:

        [ ]      Compiler(s)

        [ ]      Instance(s)

II.     Permitted Use of Licensed Materials"

        (A)    Permitted Processes

        (B)    Permitted Applications

        (C)    Other Restrictions


Licensee:                              VIRAGE LOGIC CORPORATION
         -------------------------
By:                                    By:
   -------------------------------        --------------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------------
Address:                               Address:   46501 Landing Parkway
        --------------------------                ------------------------------
                                                  Fremont, California  94538
                                                  ------------------------------
Facsimile:                             Facsimile: 510-360-8099
          ------------------------                ------------------------------

                   Attachment A to Program Schedule No.
                                                       ------
                                  LICENSE FEES

               EXHIBIT I: UMC'S QUALITY ASSURANCE PROCEDURE
                                                           ------.
                              REVISION N/C, DATED